UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 13, 2008

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 2.02	Results of Operations and Financial Condition
On March 13, 2008, Pacific Sunwear of California, Inc. (NASDAQ:PSUN) (the “Company”) announced financial results for the fourth quarter of fiscal 2007 ended February 2, 2008. The full text of the press release is furnished as Exhibit 99.1 to this report. A reconciliation of certain GAAP measures to non-GAAP disclosures contained in the Company’s press release and quarterly earnings conference call is furnished as Exhibit 99.2 to this report. The Company believes that these non-GAAP measures are useful to investors because they will allow investors to compare the Company’s historical financial results for its PacSun business on a stand-alone basis with the earnings guidance for the Company’s continuing operations during fiscal 2008. The Company expects to report demo as a discontinued operation in future quarterly filings beginning with the first quarter of fiscal 2008. One Thousand Steps was discontinued in the fourth quarter of fiscal 2007. For comparative purposes between 2007 and 2006, we also believe that it is helpful to present results as if both fourth quarters and fiscal years were comprised of the same number of weeks (13 weeks and 52 weeks, respectively). The non-GAAP financial measures provided below may be different from the non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.

99.1	Press Release issued by the Company on March 13, 2008
99.2	Reconciliation of GAAP to non-GAAP disclosures

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 13, 2008

PACIFIC SUNWEAR OF CALIFORNIA, INC.
/s/ MICHAEL L. HENRY
Michael L. Henry
Sr. Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by the Company on March 13, 2008

99.2	Reconciliation of GAAP to non-GAAP disclosures